Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-274544, 333-287614, and 333-295884 on Form S-8 of our reports dated May 26, 2026, relating to the financial statements of Arm Holdings plc and the effectiveness of Arm Holdings plc's internal control over financial reporting appearing in this Annual Report on Form 20-F for the fiscal year ended March 31, 2026.

/s/ Deloitte & Touche LLP
San Jose, California
May 26, 2026